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CONSENT OF INDEPENDENT AUDITORS

Agrigenetics Company

We hereby consent to the incorporation by reference in Registration Statement No. 33-29409 on Form S-8 of our report dated June 7, 1994 appearing in this Annual Report on Form 11-K of The Agrigenetics Company Retirement Savings and Investment Plan for the years ended December 31, 1993 and 1992.


/s/ Deloitte & Touche

DELOITTE & TOUCHE


Cleveland, Ohio
June 7, 1994